DEAN HELLER                                              FILED # C22565-99
Secretary of State                                         JAN 13 2005
204 North Carson Street, Suite 1                        IN THE OFFICE OF
Carson City, Nevada 89701-4299                   DEAN HELLER, SECRETARY OF STATE
(776) 684-5708
Website: secretaryofstate.biz


    Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)


Important:  Read attached instructions        ABOVE SPACE IS FOR OFFICE USE ONLY
            before completing form.


              Certificate of Amendment to Articles of Incorporation
              ------------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.   Name  of  corporation:  Otish  Mountain  Diamond  Company
                             ----------------------------------

2. The articles have been amended as follows (provide article numbers, if available):
Article I: "The name of the corporation (hereinafter called the "Corporation")
------------------------------------------------------------------------------
Is Gulf Coast Oil & Gas Inc."
------------------------------

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
20,584,000  (54%)
------------------

4.   Effective  date  of  filing  (optional):
                                             -----------------------------------
                                             (must not be later than 90 days
                                              after the certificate is filed)

5.   Officer  Signature  (required):  /s/  Massimiliano  Pozzoni
                                       ---------------------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees.
See attached fee schedule.

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